UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2020

SYNTHESIS ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1700

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 579-0600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountants

Effective June 24, 2020, Synthesis Energy Systems, Inc. (the “Company”) was informed by RSM US, LLP (“RSM”) that the client-auditor relationship has ceased.

RSM’s audit reports on the consolidated financial statements of the Company and subsidiaries as of June 30, 2019 and 2018 and for each of the years in the two year period ended June 30, 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The audit reports did include an explanatory paragraph concerning the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2019 and 2018 and the subsequent interim period through June 24, 2020, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the year ended June 30, 2019, there was a “reportable event” as defined in Regulation S-K, Item 304(a)(1)(v). The Company reported the existence of a material weakness in the Company’s internal controls over financial reporting relating to management’s review controls and the lack of segregation of duties over accounting transactions due to the limited resources available. Additionally, during our quarterly review for the three and six months ended December 31, 2019, an additional material weakness was reported related to the Company that it does not have personnel in financial oversight roles with the knowledge to properly account for non-routine and complex accounting transactions.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

16.1 Letter from RSM US, LLP regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synthesis Energy Systems, Inc.

Date: June 29, 2020	By:	/s/ Charles Runnels
Charles Runnels,
Principal Executive Officer